                                                              EXHIBIT 99.(g).(3)


                 Amendment to Global Custody Tri-Party Agreement

        AMENDMENT, dated April 21, 1998 to the 7/1/97 Global Custody Tri-Party Agreement ("Agreement"), by and among Hotchkis and Wiley Variable Trust, having a place of business at 800 West Sixth Street, Fifth Floor, Los Angeles, California 90017, The Chase Manhattan Bank (as successor by operation of law to The Chase Manhattan Bank, N.A.) ("Bank"), having a place of business at 270 Park Ave., New York, N.Y. 10017-2070, and Firstar Trust Company, having a place of business at 615 East Michigan Avenue, Milwaukee, Wisconsin 53202.

        It is hereby agreed as follows:

        A. Except as modified hereby, the Agreement is confirmed in all respects. If any of the terms of this Amendment conflict with any of the terms of the Agreement, the terms of this Amendment shall prevail. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

        B. The Agreement is amended by deleting the amendments to Section 3 of the Agreement contained in that certain Mutual Fund Rider to Global Custody Tri-Party Agreement among the parties (the "Mutual Fund Rider").

        C. Add a new Section 15 to the Agreement as follows:

        15. COMPLIANCE WITH SEC RULE 17f-5.

        (a) The Fund's board of trustees (hereinafter "Board") hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise the Fund that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as the Fund's "Foreign Custody Manager" (as that term is defined in SEC rule 17f-5(a)(2)), both for the purpose of selecting Eligible Foreign Custodians (as that term is defined in SEC rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold Assets and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule 17f-5(c)(2)); provided that, the term Eligible Foreign Custodian shall not include any "Compulsory Depository." A Compulsory Depository shall mean a securities depository or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation, (2) securities cannot be withdrawn from the depository, or
(3) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves. Compulsory Depositories used by Chase as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to the Fund from time to time.

        (b) In connection with the foregoing, Bank shall:

        (i) provide written reports notifying the Fund's Board of the placement of Assets with particular Eligible Foreign Custodians and Compulsory Depositories and of any material change in the arrangements with such Eligible Foreign Custodians and, to the extent Bank is aware of the same, any material change in the arrangements with Compulsory Depositories, with such reports to be provided to the Fund's Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements (and until further notice from the Fund such reports shall be provided not less than quarterly with respect to the placement of Assets with particular Eligible Foreign Custodians and Compulsory Depositories (it being understood that Bank shall not be responsible to make the Fund's decision to place Assets with any Compulsory Depository) and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians and, to the extent Bank is aware of the same, any material change in the arrangements with Compulsory Depositories);

        (ii) exercise the reasonable care, prudence and diligence in performing as the Fund's Foreign Custody Manager of a New York bank subject to a New York standard of care having responsibility for the safekeeping of Assets would exercise;

        (iii) in selecting an Eligible Foreign Custodian, first have determined that Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

        (iv) determine that the written contract with the Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a securities depository or clearing agency, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for Assets based on the standards applicable to custodians in the relevant market. In making this determination, Bank shall consider the provisions of Rule 17f-5(c)(2), together with whether Bank shall be liable to the Fund for any loss which shall occur as the result of the failure of the Eligible Foreign Custodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that Bank would be liable to the Fund if Bank were holding such Assets in New York; and

        (v) have established a system to monitor the continued appropriateness of maintaining Assets with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise the Fund and shall then act in accordance with the Instructions of the Fund with respect to the disposition of the affected Assets.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Assets on behalf of the Fund with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

        (c) Except as expressly provided herein, the Fund shall be solely responsible to assure that the maintenance of Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

        (d) Bank represents to Fund that it is a U.S. Bank as defined in Rule 17f-5(a)(7). The Fund represents to Bank that: (1) the Assets being placed and maintained in Bank's custody are subject to the Investment Company Act of 1940, as the same may be amended from time to time (the "1940 Act"); and (2) (i) its Board has determined that it is reasonable to rely on Bank to perform as the Fund's Foreign Custody Manager or (ii) its Foreign Custody Manager (other than
Bank) shall have determined that the Fund may maintain Assets in each country in which the Fund's Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure (and including any Compulsory Depository operating in such country), prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Assets held in custody, and the likelihood of nationalization, currency controls and the like).

        D. Add the following after the first sentence of Section 3 of the
Agreement:

        At the request of the Fund, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian that is either a bank or a non-Compulsory Depository where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify the Fund in the event that it elects not to add any such entity.

        E. Add the following language to the end of Section 3 of the Agreement:

The term Subcustodian as used herein shall mean the following:

        (a) a "U.S. Bank," which shall mean a U.S. bank as defined in SEC rule 17f-5(a)(7); and

        (b) an "Eligible Foreign Custodian," which shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States, (iii) a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, that acts as a system for the central handling of securities or equivalent book-entries in that country and that is regulated by a foreign financial regulatory authority as defined under Section 2(a)(50) of the 1940 Act, (iv) a securities depository or clearing agency organized under the laws of a country other than the United States to the extent acting as a transnational system for the central handling of securities or equivalent book-entries, and (v) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

For purposes of clarity, it is agreed that as used in Section 12(a)(i), the term Subcustodian shall include neither any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager nor any Compulsory Depository.

        F. Insert the following language in the first sentence of Section 4(d) of the Agreement following the phrase "except for safe custody or administration": "or, in the case of cash deposits, liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws,".

        G. Insert the following language at the beginning of the second sentence of Section 12(a)(i) of the Agreement:

        "Except with respect to those countries as to which the parties may from time to time agree in writing otherwise,".

        G. The insert to Section 11 and the added subsection (c) [sic] to
Section 12 of the Agreement contained in the Mutual Fund Rider are deleted.

                                    *********************

                               [SIGNATURES FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HOTCHKIS AND WILEY                          THE CHASE MANHATTAN BANK
VARIABLE TRUST




By: /s/ Nancy D. Celick                            By: /s/ Jerry E. Garcia

Name: Nancy D. Celick                              Name: Jerry E. Garcia

Title: President                                   Title: Vice President



FIRSTAR TRUST COMPANY


By: /s/ Michael R. McVoy

Name: Michael R. McVoy

Title: Vice President

                                  APPENDIX 1-A

                            COMPULSORY DEPOSITORIES
                            AS OF SEPTEMBER 12, 1997

----------------------------------------------------------------------------------------------------------------------
COUNTRY             DEPOSITORY                                                INSTRUMENT
----------------------------------------------------------------------------------------------------------------------
ARGENTINA           CAJA DE VALORES                                           Equity, Corporate & Government Debt
----------------------------------------------------------------------------------------------------------------------
AUSTRALIA           AUSTRACLEAR LTD.                                          Corporate Debt, Money Market +
                                                                              Semi-Government Debt
----------------------------------------------------------------------------------------------------------------------
                    CHESS                                                     Equity
                    (Clearing House Electronic Sub-register System)
----------------------------------------------------------------------------------------------------------------------
                    RITS                                                      Government Debt
                    (Reserve Bank Information and Transfer Systems)
----------------------------------------------------------------------------------------------------------------------
AUSTRIA             OESTERREICHISCHE KONTROLBANK AG                           Equity, Corporate Debt + Government Debt
-----------------------------------------------------------------------------------------------------------------------
BELGIUM             CIK                                                       Equity + Corporate Debt
                    (Caisse Interprofessionnelle de Depots et de Virements
                    de Titres
----------------------------------------------------------------------------------------------------------------------
                    BANQUE NATIONALE DE BELGIQUE                              Treasury Bills + Government Debt
----------------------------------------------------------------------------------------------------------------------
BRAZIL              BOVESPA                                                   Equity
                    (Bolsa de Valores de Sao Paolo)
----------------------------------------------------------------------------------------------------------------------
                    BVRJ                                                      Equity
                    (Bolsa de Valores de Rio de Janeiro)
----------------------------------------------------------------------------------------------------------------------
CANADA              CDS                                                       Equity, Corporate + Government Debt
                    (Canadian Depository for Securities)
----------------------------------------------------------------------------------------------------------------------
CHINA, SHANGHAI     SSCCRC                                                    Equity
                    (Shanghai Securities Central Clearing and Registration
                    Corp.)
----------------------------------------------------------------------------------------------------------------------
CHINA, SHENZHEN     SSCC                                                      Equity
                    (Shenzhen Securities Registration Co., Ltd.)
----------------------------------------------------------------------------------------------------------------------
CZECH REPUBLIC      SCP                                                       Equity + Long-Term Government Debt
                    (Securities Center)
----------------------------------------------------------------------------------------------------------------------
                    TKD                                                       Treasury Bills + Money Market
                    (Trh Kratkododich Diluhopisu or Short-Term Bond Market)
----------------------------------------------------------------------------------------------------------------------
DENMARK             VP                                                        Equity, Corporate + Government Debt
                    (Vaerdipapircentralen)
----------------------------------------------------------------------------------------------------------------------
EGYPT               MISR CLEARING & SEC. DEP.                                 Equity
----------------------------------------------------------------------------------------------------------------------
ESTONIA             EVK                                                       Equity
                    (Estonian Central Depository for Securities Ltd.)
----------------------------------------------------------------------------------------------------------------------
EUROMARKET          CEDEL & EUROCLEAR                                         Euro-Debt
----------------------------------------------------------------------------------------------------------------------
FINLAND             CSR                                                       Equity + Government Debt
                    (Central Share Registry Finland)
----------------------------------------------------------------------------------------------------------------------
                    HELSINKI MONEY MARKET CENTER LTD.                         Money Market
----------------------------------------------------------------------------------------------------------------------
FRANCE              SICOVAM                                                   Equity + Corporate Debt
                    (Banque de France)
----------------------------------------------------------------------------------------------------------------------

                            COMPULSORY DEPOSITORIES
                            AS OF SEPTEMBER 12, 1997

COUNTRY             DEPOSITORY                                                        INSTRUMENT
FRANCE              SATURNE                                                           Government Debt.
                    (Banque de France)

GERMANY             DKV                                                               Equity, Corporate + Government Debt
                    (Deutscher Kassenverein)

GREECE              APOTHETIRIO TITLON A.E.                                           Equity
                    BANK OF GREECE                                                    Government Debt

HONG KONG           CCASS                                                             Equity
                    (Central Clearing and Settlement System)

                    CMU                                                               Corporate + Government Debt
                    (Central Moneymarkets Unit)

HUNGARY             KELER LTD.                                                        Equity + Government Debt

IRELAND             CREST                                                             Equity

                    GSO                                                               Government Debt
                    (Gilt Settlement Office)

ISRAEL              TASE CLEARING HOUSE                                               Equity, Corporate + Government Debt
                    (Tel Aviv Stock Exchange Clearing House)

ITALY               MONTE TITOLI                                                      Equity + Corporate Debt

                    BANK OF ITALY                                                     Government Debt

JAPAN               BANK OF JAPAN                                                     Registered Government Debt

LATVIA              LCD                                                               Equity + Government Debt
                    (Latvian Central Depository)

LEBANON             MIDCLEAR                                                          Equity
                    (Custodian and Clearing Center of Lebanon and the Middle
                    East)

LUXEMBOURG          CEDEL                                                             Equity

MALAYSIA            MCD                                                               Equity
                    (Malaysian Central Depository Snd Bhd)

MAURITIUS           CDS                                                               Equity
                    (Central Depository System)

MEXICO              INDEVAL                                                           Equity, Corporate + Government Debt.
                    (Institucion para el Deposito de Valores)

MOROCCO             MAROCLEAR                                                         Equity + Corporate Debt

                    BANK AL'MAGHRIB                                                   Government Debt

NETHERLANDS         NECIGEF/KAS ASSOCIATE NV                                          Equity, Corp. + Govt. Debt

                    DE NEDERLANDSCHE BANK N.V.                                        Money Market

                             COMPUSORY DEPOSITORIES
                            AS OF SEPTEMBER 12, 1997

COUNTRY                                 DEPOSITORY                                             INSTRUMENT

NETHERLANDS                             NIEC                                                   Premium Bonds
                                        (Nederlands Interprofessioneel Effectencentrum
                                        B.V.)

NEW ZEALAND                             AUSTRACLEAR NEW ZEALAND                                Equity, Corporate + Government Debt

NORWAY                                  VPS                                                    Equity, Corporate + Government Debt
                                        (Verdipapirsentralen)

OMAN                                    NONE

PAKISTAN                                CDC                                                    Equity
                                        (Central Depository Company of Pakistan Ltd.)

PERU                                    CAVALI                                                 Equity
                                        (Caja de Valores)

PHILIPPINES                             PCD                                                    Equity
                                        (Philippine Central Depository)

POLAND                                  NDS                                                    Equity, Long-Term Government Debt +
                                        (National Securities Depository)                       Vouchers

                                        CRT                                                    TREASURY-BILLS
                                        (Central Registry of Treasury-Bills)

PORTUGAL                                INTERBOLSA                                             Equity, Corporate + Government Debt

ROMANIA                                 SNCDD-RASDAQ                                           Equity
                                        (National Company for Clearing, Settlement and
                                        Depository for Securities)

                                        BUDAPEST STOCK EXCHANGE REGISTRY                       Equity

                                        NATIONAL BANK OF ROMANIA                               Treasury-Bills

RUSSIA                                  MICEX                                                  GKOs
                                        (Moscow Interbank Currency Exchange)                   (Gosudartvennye Kratkosrochnye
                                                                                               Obyazatelstva [T-Bills])
                                                                                               OFZs
                                                                                               (Obligatsyi Federalnogo Zaima
                                                                                               [Federal Loan Bonds])s

SINGAPORE                               CDP                                                    Equity + Corporate Debt and
                                        (Central Depository Pte, Ltd.)                         Malaysian equities traded on CLOB

                                        MONETARY AUTHORITY OF SINGAPORE                        Government Debt

SLOVAK REPUBLIC                         SCP                                                    Equity + Government Debt
                                        (Stredisko Cennych Papiru)

                                        NATIONAL BANK OF SLOVAKIA                              Treasury-Bills

SO. AFRICA                              CD                                                     Corporate + Government Debt
                                        (Central Depository)

SO. KOREA                               KSD                                                    Equity, Corporate + Government Debt



                            COMPULSORY DEPOSITORIES
                            AS OF SEPTEMBER 12, 1997

-------------------------------------------------------------------------------------------------------------------------
COUNTRY             DEPOSITORY                                                  INSTRUMENT
-------------------------------------------------------------------------------------------------------------------------
SPAIN               SCLV                                                        Equity + Corporate Debt.
                    (Servicio de compensacion y Liquidacion de Valores)
-------------------------------------------------------------------------------------------------------------------------
                    CBEO
                    (Central Book Entry Office)                                 Government Debt
-------------------------------------------------------------------------------------------------------------------------
SRI LANKA           CDS                                                         Equity
                    (Central Depository System (Private) Ltd.)
-------------------------------------------------------------------------------------------------------------------------
SWEDEN              VPC                                                         Equity, Corporate + Government Debt
                    (Vardepapperscentralen AB)
-------------------------------------------------------------------------------------------------------------------------
SWITZERLAND         SEGA
                    (Schweizerische Effekten-Giro AG)                           Equity, Corporate + Government Debt
-------------------------------------------------------------------------------------------------------------------------
TAIWAN              TSCD                                                        Equity + Government Debt
                    (Taiwan Securities Central Depository Co., Ltd.)
-------------------------------------------------------------------------------------------------------------------------
THAILAND            TSDC                                                        Equity, Corporate + Government Debt
                    (Thailand Securities Depository Company Ltd.)
-------------------------------------------------------------------------------------------------------------------------
TUNISIA             STICODEVAM                                                  Equity
                    (Societe Tunisienne Interprofessionnelle pour la
                    Compensacion et le Depot des Valeurs Mobilieres)
-------------------------------------------------------------------------------------------------------------------------
                    MINISTRY OF FINANCE                                         Government Debt tradable on the stock
                                                                                exchange (BTNBs)
-------------------------------------------------------------------------------------------------------------------------
                    CENTRAL BANK OF TUNISIA                                     Government Debt tradable on the stock
                                                                                exchange (BTCs)
-------------------------------------------------------------------------------------------------------------------------
TURKEY              TAKAS BANK                                                  Equity + Corporate Debt
-------------------------------------------------------------------------------------------------------------------------
                    CENTRAL BANK OF TURKEY                                      Government Debt
-------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM      CREST                                                       Equity + Corp. Debt
-------------------------------------------------------------------------------------------------------------------------
                    CMO                                                         Sterling CDs & CP
                    (Central Moneymarket Office)
-------------------------------------------------------------------------------------------------------------------------
                    CGO                                                         Gilts
                    (Central Gilts Offices)
-------------------------------------------------------------------------------------------------------------------------
UNITED STATES       DTC                                                         Equity + Corporate Debt
                    (Depository Trust Company)
-------------------------------------------------------------------------------------------------------------------------
                    PTC                                                         Mortgage Back Debt
                    (Participants Trust Company)
-------------------------------------------------------------------------------------------------------------------------
                    FED BOOK-ENTRY                                              Government Debt.
-------------------------------------------------------------------------------------------------------------------------
ZAMBIA              LuSE                                                        Equity + Government Debt
                    (LuSE Central Shares Depository Ltd.)
-------------------------------------------------------------------------------------------------------------------------